UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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The Cato Corporation
(Name of Registrant as Specified In Its Charter)

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April 18, 2016

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Corporate Office of the Company, 8100 Denmark Road, Charlotte, North Carolina 28273 on Thursday, May 19, 2016 at 11:00 A.M., Eastern Time.

The Notice of the Annual Meeting of Shareholders and Proxy Statement are attached. The matters to be acted upon by our shareholders are set forth in the Notice of Annual Meeting of Shareholders and discussed in the Proxy Statement.

We would appreciate your signing, dating, and returning to the Company the enclosed proxy card in the enclosed postage paid envelope or voting online or telephonically at your earliest convenience.

We look forward to seeing you at our Annual Meeting.

Sincerely yours,

JOHN P. D. CATO
Chairman, President and
Chief Executive Officer

8100 Denmark Road
P. O. Box 34216
Charlotte, NC 28234
(704) 554-8510

The Cato Corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 19, 2016

TO THE SHAREHOLDERS OF
THE CATO CORPORATION

Notice is hereby given that the Annual Meeting of Shareholders of The Cato Corporation (the “Company”) will be held on Thursday, May 19, 2016 at 11:00 A.M., Eastern Time, at the Corporate Office of the Company, 8100 Denmark Road, Charlotte, North Carolina 28273, for the following purposes:

1.	To elect as Directors of the Board D. Harding Stowe and Edward I. Weisiger, Jr., each for a term expiring in 2019 and until their successors are elected and qualified; and

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017.

The Board of Directors has fixed the close of business on March 21, 2016 as the record date for determination of shareholders entitled to notice of and to vote at the meeting or any adjournments thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2016:

This Proxy Statement, the accompanying proxy card and The Cato Corporation Annual Report on
Form 10-K for the 2015 fiscal year are available at:

www.catofashions.com/info/investor-relations

By Order of the Board of Directors

Christin J. Reische Assistant Secretary

Dated: April 18, 2016

SHAREHOLDERS ARE URGED TO SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR VOTE ONLINE OR TELEPHONICALLY TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

The Cato Corporation

8100 Denmark Road
Charlotte, North Carolina 28273

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Cato Corporation (the “Company”) for use at the Annual Meeting of Shareholders of the Company (the “meeting”) to be held on May 19, 2016, and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 18, 2016.

Only shareholders of record at the close of business on March 21, 2016 are entitled to notice of and to vote at the meeting. As of March 21, 2016, the Company had outstanding and entitled to vote 25,976,294 shares of Class A Common Stock (“Class A Stock”) and 1,743,525 shares of Class B Common Stock (“Class B Stock”). Holders of Class A Stock are entitled to one vote per share and holders of Class B Stock are entitled to ten votes per share. Holders of Class A Stock and holders of Class B Stock vote as a single class.

All proxies properly executed and received prior to the meeting will be voted at the meeting. If a shareholder specifies how the proxy is to be voted on any of the business to come before the meeting, the proxy will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the election of nominees D. Harding Stowe and Edward I. Weisiger, Jr., and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending January 28, 2017. A proxy may be revoked at any time prior to its exercise by written notice to the Secretary of the Company at the Corporate Office of the Company, by executing and delivering a proxy with a later date, or by voting in person at the meeting.

If you plan to attend and vote at the meeting and your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee to confirm your ownership of shares.

In accordance with applicable Delaware law and the Company’s Bylaws, the holders of a majority of the combined voting power of Class A Stock and Class B Stock present in person or represented by proxy at the meeting will constitute a quorum. Abstentions are counted for purposes of determining the presence or absence of a quorum. With regard to the election of directors, votes may either be cast in favor of or withheld, and, assuming the presence of a quorum, directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election. Broker non-votes are not counted for purposes of election of directors. The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the combined voting power of the Class A Stock and Class B Stock present in person or represented by proxy at the meeting and entitled to vote. On any proposal other than the election of directors, abstentions and broker non-votes will have the same effect as a negative vote.

The Company will bear the cost of this solicitation including the expense of preparing, printing, and mailing these proxy materials to shareholders. The Company will reimburse brokers, dealers, banks, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of the Company’s Class A Stock and Class B Stock and securing their voting instructions.

The independent election inspector(s) appointed for the Annual Meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting.

These proxy materials are available in PDF and HTML format at www.catofashions.com/info/investor-relations and will remain posted until the conclusion of the meeting. Information on the Company’s website, however, does not form a part of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of March 21, 2016, certain information regarding the ownership of the outstanding shares of Class A Stock and Class B Stock by (i) each director and nominee, (ii) each person who is known by the Company to own more than 5% of such stock, (iii) each executive officer listed in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes below, each shareholder named has sole voting and investment power with respect to such shareholder’s shares. Unless otherwise indicated, the address of each shareholder listed below is 8100 Denmark Road, Charlotte, North Carolina 28273.

	Shares Beneficially Owned (1)				Percent
	Class A Stock		Class B Stock		of Total
		Percent		Percent	Voting
Name of Beneficial Owner	Number	of Class	Number	of Class	Power
John P. D. Cato (2)	465,538	1.8	1,755,600	100.0	41.4
John R. Howe	76,641	*	—	—	*
M. Tim Greer	46,291	*	—	—	*
Sally J. Almason	44,113	*	—	—	*
Gordon D. Smith	36,050	*	—	—	*
Thomas B. Henson	11,606	*	—	—	*
Bryan F. Kennedy, III	7,814	*	—	—	*
Thomas E. Meckley	9,618	*	—	—	*
Bailey W. Patrick	9,618	*	—	—	*
D. Harding Stowe	11,136	*	—	—	*
Edward I. Weisiger, Jr.	16,314	*	—	—	*
All directors and executive officers as a group
(11 persons)	734,739	2.8	1,755,600	100.0	42.0
BlackRock, Inc. (3)	2,445,540	9.4	—	—	5.6
The Vanguard Group, Inc. (4)	2,300,536	8.9	—	—	5.3
Royce & Associates (5)	1,917,647	7.4	—	—	4.4
Wellington Asset Management Co., LLP (6)	1,852,013	7.1	—	—	4.2
Columbia Wanger Asset Management, LLC (7)	1,378,223	5.3	—	—	3.1
____________________

*	Less than 1%

(1)	Includes the vested interest of executive officers in the Company’s Employee Stock Ownership Plan and Employee Stock Purchase Plan. The aggregate vested amount credited to their accounts as of March 21, 2016 was 70,911 shares of Class A Stock.

(2)	The amount shown for Class A Stock and Class B Stock includes 20,620 shares and 3,000 shares, respectively, held by Mr. Cato’s wife. Mr. Cato disclaims beneficial ownership of shares held directly or indirectly by his wife.

(3)	Based on a Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about January 21, 2016. The address of this shareholder is 55 East 52nd Street, New York, NY 10055.

(4)	Based on a Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about February 10, 2016. The address of this shareholder is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This shareholder shares dispositive power with respect to 37,870 shares.

(5)	Based on a Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about January 12, 2016. The address of this shareholder is 745 Fifth Avenue, New York, NY 10151.

(6)	Based on a Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about February 11, 2016. The address of this shareholder is 280 Congress Street, Boston, Massachusetts 02210. This shareholder shares voting and dispositive power with respect to 1,450,879 and 1,852,013 shares, respectively.

(7)	Based on a Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about January 20, 2016. The address of this shareholder is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors, currently consisting of seven members, is divided into three classes with terms expiring alternately over a three-year period. The terms of two incumbent directors, D. Harding Stowe and Edward I. Weisiger, Jr., expire at this year’s Annual Meeting. Each of them has been recommended by the Corporate Governance and Nominating Committee and nominated by the Board for re-election and to serve until the 2019 Annual Meeting and until their successors are elected and qualified. The Corporate Governance and Nominating Committee reviews and recommends, and the Board nominates, director candidates in accordance with the Company’s Bylaws and the policies described below under “Corporate Governance Matters – Director Nomination Criteria and Process.”

It is the intention of the persons named in the proxy to vote for D. Harding Stowe and Edward I. Weisiger, Jr. to serve until the 2019 Annual Meeting and until their successors are elected and qualified, except to the extent authority to so vote is withheld with respect to one or more nominees. Should any nominee be unable to serve, which is not anticipated, the proxy will be voted for the election of a substitute nominee selected by the Board of Directors. The three nominees shall be elected by a plurality of the votes of Class A Stock and Class B Stock voting as a single class.

The directors recommend that shareholders vote FOR the election of Messrs. Stowe and Weisiger as members of the Board of Directors.

As discussed in the Director Nomination Criteria and Process section below, the Board believes its directors possess a diverse and extensive background of knowledge and both professional and life experience that can support growth, evaluate risk and provide sufficient oversight to the Company. The members of the Board were selected based on their professional achievements, broad experience, wisdom, character, integrity, ability to make independent, analytical inquiries and intelligent decisions, sound and mature business judgment, ability to understand the business environment and ability to collaborate in an effective manner at the Board level. In addition, individual directors were selected based on many factors including, but not limited to, the following:

●	Experience at the director and executive level with publicly traded as well as private companies;
●	Knowledge of and experience in the development and leasing of commercial real estate;
●	Financial expertise including experience in public accounting; and
●	Knowledge of the retail industry.

In particular, for each director identified below, the Board believes that the sum of the experience, qualifications, attributes and skills described below in such director’s biographical information qualifies that director for service on the Board of Directors.

Nominees

Information with respect to each nominee, including biographical data for at least the last five years, is set forth below.

D. Harding Stowe, 60, has been a director of the Company since February 2005. Mr. Stowe was the President and Chief Executive Officer of R.L. Stowe Mills, Inc. from 1994 to 2009. Mr. Stowe also has been the Chairman and Chief Executive Officer of New South Pizza (Brixx Wood Fired Pizza) since 1997. Additionally, he serves as the Secretary and Treasurer of The Stowe Foundation, Inc., as the President of the Daniel J. Stowe Botanical Garden, and as the President of Seven Oaks Farm Foundation. The Board concluded that Mr. Stowe is qualified to serve as a Board member based on his experience in senior management and leadership positions with several companies and boards, among other skills and attributes.

Edward I. Weisiger, Jr., 55, has been a director of the Company since May 2010. Mr. Weisiger has served as President of Carolina Tractor & Equipment Company since 1991 and Chairman since 2010 and served in various positions with the firm since 1988. Mr. Weisiger is a principal and founding partner of Beacon Partners, a commercial real estate development and asset management firm and a principal and founding partner of Cresset Capital Partners and WSB & Company, both private equity entities that invest in small and medium size manufacturers, distributors and asset intensive services businesses. Mr. Weisiger is a past member of the Executive Committee of the North Carolina Chamber and a past member of the Board of Directors of the North Carolina Trucking Association and a past chair of the Charlotte Chamber of Commerce. The Board concluded that Mr. Weisiger is qualified to serve as a Board member based on his experience in senior management with various companies and commercial real estate development, among other skills and attributes.

Continuing Directors

Information with respect to the five continuing members of the Board of Directors, including biographical data for the last five years, is set forth below.

John P. D. Cato, 65, has been employed as an officer of the Company since 1981 and has been a director of the Company since 1986. Since January 2004, he has served as Chairman, President and Chief Executive Officer. From May 1999 to January 2004, he served as President, Vice Chairman of the Board and Chief Executive Officer. From June 1997 to May 1999, he served as President, Vice Chairman of the Board and Chief Operating Officer. From August 1996 to June 1997, he served as Vice Chairman of the Board and Chief Operating Officer. From 1989 to 1996, he managed the Company’s off-price concept, serving as Executive Vice President and as President and General Manager of the It’s Fashion! concept from 1993 to August 1996. Mr. Cato previously served as a director of Harris Teeter Supermarkets, Inc., formerly Ruddick Corporation. The Board concluded that Mr. Cato is qualified to serve as a Board member based on his knowledge of all aspects of the Company’s business and his substantial experience on and contributions to the Company’s Board, among other skills and attributes.

Thomas B. Henson, 61, has been a director of the Company since May 2011. Mr. Henson is a licensed attorney and is a founder and has served as Chief Executive Officer of Henson-Tomlin Interests, LLC, a diversified investment company focusing on real estate, electronic and print media and consumer products since 1999. Mr. Henson practiced law at the firm of Robinson, Bradshaw & Hinson in Charlotte, North Carolina from 1980 to 1999. Mr. Henson is a founder, President and Chief Executive Officer of American Spirit Media, LLC. Mr. Henson has served on the Board of Portrait Innovations since 2002, and Park Sterling Bank since 2006. The Board nominated Mr. Henson based on his experience in electronic and print media and legal experience with retail companies, among other skills and attributes.

Bryan F. Kennedy, III, 58, has been a director of the Company since August 2009. Mr. Kennedy has served as President of Park Sterling Bank since 2006 and was a member of its Board from 2006 until 2010. Mr. Kennedy has also served as the President of Park Sterling Corporation since January 2011. Mr. Kennedy carried the additional title of Chief Executive Officer of Park Sterling Bank from January 2006 until August 2010. Mr. Kennedy was the North Carolina Market President of Regions Bank, located in Charlotte, North Carolina, from January 2004 to January 2006. The Board nominated Mr. Kennedy based on his experience in banking and finance, among other skills and attributes.

Thomas E. Meckley, 71, has been a director of the Company since May 2009. Mr. Meckley formerly served as a consultant to Agility Recovery Solutions, an onsite mobile business continuity solutions company, from 2005 through May 2015. He was employed by the public accounting firm of Ernst & Young LLP from 1967 to 2005 and served as a Managing Partner of the Charlotte, North Carolina office from 1985 to 1995. Mr. Meckley currently serves on the Board of Trustees of Elizabethtown College, a liberal arts college in Pennsylvania. The Board concluded that Mr. Meckley is qualified to serve as a Board member based on his experience in public accounting, among other skills and attributes.

Bailey W. Patrick, 54, has been a director of the Company since May 2009. Since October 2010, Mr. Patrick has been a Managing Partner of MPV Properties LLC, formerly Merrifield Patrick Vermillion, LLC, a privately held company specializing in real estate brokerage and development services. Mr. Patrick served as a Managing Partner of Merrifield Patrick from February to October 2010 and President of Bissell-Patrick, LLC from 1999 to 2010, both predecessor firms to Merrifield Patrick Vermillion, LLC, holding various other positions with Bissell-Patrick since 1984. He previously served on the Board of Directors of Harris Teeter Supermarkets Inc., formerly Ruddick Corporation. He also serves on the Board of Trustees of Queens University in Charlotte, North Carolina and is a past Chairman of the Board of Trustees of the YMCA of Greater Charlotte, and currently serves as Chairman of the Board of Trustees for Episcopal High School in Alexandria, Virginia. The Board concluded that Mr. Patrick is qualified to serve as a Board member based on his experience in commercial real estate leasing and development and experience gained in service on other boards, among other skills and attributes.

The five continuing members of the Board of Directors are divided into two classes with current terms expiring in 2017 and 2018. On the expiration of each director’s term, his successor in office will be elected for a three-year term. The terms of Messrs. Thomas B. Henson and Bryan F. Kennedy, III expire in 2017. The terms of Messrs. Cato, Meckley, and Patrick expire in 2018.

MEETINGS AND COMMITTEES

During the fiscal year ended January 30, 2016, the Company’s Board of Directors held four meetings. The Board typically schedules a meeting in conjunction with the Company’s Annual Meeting of Shareholders and expects that all directors will attend the Annual Meeting absent a schedule conflict or other valid reason. All directors attended the Company’s 2015 Annual Meeting.

The Board of Directors, pursuant to authority granted in the Company’s Bylaws, has established a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. During the fiscal year ended January 30, 2016, the Audit Committee held seven meetings; the Compensation Committee held three meetings and the Corporate Governance and Nominating Committee held three meetings.

Mr. Weisiger attended 93% and all other directors attended 100% of the scheduled Board of Directors meetings and applicable Committee meetings during fiscal 2015.

Audit Committee

The Board of Directors established the Audit Committee in accordance with Section 3(a) (58) (A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities regarding the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the safeguarding of the Company’s assets, the independence, qualifications, and performance of the independent auditors, the performance of the Company internal audit function, the Company’s internal control over financial reporting and such other matters as the Committee deems appropriate or as delegated to the Committee by the Board of Directors from time to time. See “Board of Directors Risk Management Oversight” below for the Committee’s role in that process. During the fiscal year ended January 30, 2016, the Audit Committee held seven meetings. The Board of Directors has determined that each member of the Audit Committee is an independent director in accordance with the independence requirements of the New York Stock Exchange (“NYSE”). In addition, the Board has determined that each member of the Audit Committee meets the heightened standards of independence for audit committee members under the Exchange Act and that each is “financially literate” in accordance with the requirements of the NYSE. No member of the Audit Committee simultaneously serves on the audit committee of more than two other public companies. Messrs. Thomas E. Meckley (Chair), Thomas B. Henson and Bryan F. Kennedy, III are the members of the Audit Committee. The Board of Directors has determined that Thomas E. Meckley qualifies as an audit committee financial expert within the meaning of SEC rules. The Audit Committee operates under a Board-approved charter, a copy of which is available on the Company’s website at www.catofashions.com/info/investor-relations. Additional information concerning the Audit Committee is set forth below under “Proposal 2 – Ratification of Independent Registered Public Accounting Firm.”

Compensation Committee

The Compensation Committee assesses the Company’s overall compensation programs and philosophies. The Committee reviews and approves, on an annual basis, the Company’s goals and objectives for compensation of the Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of those goals and objectives at least annually. Based on this evaluation, the Compensation Committee determines and reports to the Board the Chief Executive Officer’s compensation, including salary, incentive bonus and performance-based equity compensation.

The Compensation Committee also reviews and approves, on an annual basis, the evaluation process and compensation structure of the Company’s other executive officers and evaluates those other officers’ performance at least annually. Based on this evaluation, the Compensation Committee determines and reports to the Board the other executive officers’ compensation, including salary, incentive bonus and equity compensation. The Compensation Committee also reviews on an annual basis and recommends to the Board the form and amount of director compensation. In addition, the Compensation Committee grants restricted stock and other awards to associates of the Company and its subsidiaries pursuant to the Company’s benefit and incentive compensation plans and reports such actions to the Board of Directors. See “Board of Directors Risk Management Oversight” below for the Committee’s role in that process.

The Compensation Committee has the power to delegate its authority to subcommittees. The chairman of any such subcommittee must report regularly to the full Compensation Committee.

The Board of Directors has determined that each member of the Compensation Committee is an independent director in accordance with the independence requirements of the NYSE listed company manual. Under such rules, the Board has reviewed the source of compensation of each committee member and whether each member is affiliated with the Company, any subsidiary of the Company or an affiliate of a subsidiary of the Company.

The Compensation Committee held three meetings during the fiscal year ended January 30, 2016. The Compensation Committee operates under a Board-approved charter, a copy of which is available on the Company’s website at www.catofashions.com/info/investor-relations. Messrs. D. Harding Stowe (Chair), Bailey W. Patrick and Edward I. Weisiger, Jr. are the members of the Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee reviews, evaluates and recommends nominees for the Board of Directors. In addition, the Corporate Governance and Nominating Committee monitors and evaluates the performance of the directors on a periodic basis, individually and collectively. The Committee also periodically reviews the Company’s corporate governance principles and recommends changes to the Board of Directors. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director in accordance with the independence requirements of the NYSE. The Corporate Governance and Nominating Committee held three meetings during the fiscal year ended January 30, 2016. The Corporate Governance and Nominating Committee operates under a Board-approved charter, a copy of which is available on the Company’s website at www.catofashions.com/info/investor-relations. Messrs. Bryan F. Kennedy, III (Chair), Thomas B. Henson, Bailey W. Patrick, D. Harding Stowe and Edward I. Weisiger, Jr. are the members of the Corporate Governance and Nominating Committee.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

In furtherance of its longstanding goal of providing effective governance of the Company’s business and affairs for the benefit of shareholders, the Board of Directors has approved Corporate Governance Guidelines for the Company. The Guidelines are available on the Company’s website at www.catofashions.com/info/investor-relations.

Director Independence

The Board of Directors made a determination as to the independence of each of its members. The Board of Directors determined that each of the following Board members is independent: Mr. Thomas B. Henson, Mr. Bryan F. Kennedy, III, Mr. Thomas E. Meckley, Mr. Bailey W. Patrick, Mr. D. Harding Stowe and Mr. Edward I. Weisiger, Jr. The Board determined that Mr. John P. D. Cato, an employee of the Company, is not independent. The Board made these determinations based upon the definition of an “independent director” set forth in the NYSE listing standards (the “NYSE Independence Tests”). A director will be independent only if the director has no material relationship with the Company. For purposes of such determination, the Board must affirmatively determine whether a material relationship exists between the director and the Company. This determination is in addition to the analysis under the NYSE Independence Tests and SEC Rule 10A-3 and must be based on the overall facts and circumstances specific to that director.

In order to assist the Board in making determinations of independence, any relationship described below will be presumed material:

(1)	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.

(2)	The director has received, or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(3)	The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(4)	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

(5)	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Additionally, the Board of Directors determines annually and at such time that a director is appointed to the Compensation Committee that the members of the Compensation Committee qualify as “outside directors” under Section 162(m) of the Internal Revenue Code, and qualify as “Non-Employee Directors” under Rule 16b-3 of the Exchange Act.

Board Leadership Structure

Mr. John Cato has served in the combined role of Chairman of the Board of Directors and Chief Executive Officer (“CEO”) since 2004. The Board annually considers his effectiveness in both capacities. The Board believes that its current governance structure provides independent Board leadership while deriving benefit from having the CEO also serve as the Board chair. This structure provides an opportunity for the individual with primary responsibility for managing the Company’s day-to-day operations in a historically volatile industry segment to chair meetings of the Board as it discusses key business and strategic issues. The Board also believes having the positions combined facilitates the implementation and execution of both the Company’s short- and long-term strategies with a single vision.

As Lead Independent Director, Mr. Bryan Kennedy, III assists the Board in providing independent oversight of the Company’s operations, short- and long-term strategic plans and the Chairman and CEO’s performance and compensation among other duties. The Lead Independent Director, through his role as chair of the Corporate Governance and Nominating Committee, also manages the process of annual director self-assessment and evaluation of the Board as a whole.

Executive Sessions of Non-Management Directors

Non-management Board members meet without management at regularly scheduled executive sessions. In addition, to the extent that the group of non-management directors includes directors that are not independent, at least once a year there will be scheduled an executive session including only independent directors. The Lead Independent Director presides over meetings of the non-management or independent directors.

Board of Directors Risk Management Oversight

As the Company’s principal governing body, the Board of Directors has the ultimate responsibility for overseeing the Company’s risk management practices. As part of its oversight function, the Board reviews and monitors financial, strategic and operational risk through annual and periodic reviews with management.

Pursuant to its charter, the Audit Committee has primary responsibility for monitoring financial reporting risk. As part of its responsibilities, the Committee reviews with management and the independent auditors the Company’s policies in regard to risk assessment and management and assesses the steps management has taken to minimize risks to the Company. The Committee regularly meets with the independent auditor and management, as appropriate, to review significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements. The Audit Committee also reviews the effectiveness and integrity of the Company’s financial reporting processes and the Company’s internal control structure (including both disclosure controls and procedures and internal control over financial reporting).

As part of its oversight responsibilities, the Board of Directors relies upon the Compensation Committee to monitor and assess the Company’s compensation policies and practices as they relate to risk management and risk-taking incentives. On an annual basis, the Committee reviews the Company’s compensation policies and practices to determine how it compensates and incentivizes its associates and whether these policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. D. Harding Stowe, Bailey W. Patrick and Edward I. Weisiger, Jr. Since the beginning of the Company’s last fiscal year, no member of the Compensation Committee is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or the Board.

Code of Ethics and Code of Business Conduct and Ethics

The Company has adopted a written Code of Ethics (the “Code of Ethics”) that applies to the Company’s Chief Executive Officer (principal executive officer), Chief Financial Officer (principal financial officer), and Controller (principal accounting officer). The Company has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all directors, officers, and associates of the Company. The Code of Ethics and Code of Conduct are available on the Company’s website at www.catofashions.com/info/investor-relations, under the “Corporate Governance” caption. Any amendments to the Code of Ethics or Code of Conduct with respect to directors or executive officers will be disclosed on the Company’s website promptly following the date of such amendment. In addition, any waivers of the Code of Ethics, or waivers of the Code of Conduct with respect to directors or executive officers, will be made only by the Board or a designated committee thereof, and will be disclosed within four business days.

Insider Trading and Hedging Policies

The Company has established policies prohibiting directors, officers and associates from purchasing or selling Cato securities while in possession of material, nonpublic information. The Company also has established policies that acknowledge Company associates may become aware of material nonpublic information of other companies in the course of their association with Cato. All directors, officers and associates are prohibited from purchasing or selling securities of other companies while they are in possession of, or aware of, such information and from passing such information on to other persons or entities who purchase or sell the securities of such other companies.

In addition, no director, officer or associate of the Company may engage in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This prohibition includes “short sales” (selling borrowed securities to profit if the market price of the Company’s stock decreases), “put”

or “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price) and hedging or any other type of derivative instrument designed to minimize the risk inherent in owning the Company’s stock.

Communications with Directors

All interested parties may communicate directly with any member or committee of the Board of Directors, or any group of directors, by writing to: Chair of the Corporate Governance and Nominating Committee, c/o Office of the Corporate Secretary, The Cato Corporation, 8100 Denmark Road, Charlotte, North Carolina 28273. Depending on the subject matter, the Chair of the Corporate Governance and Nominating Committee, with the assistance of the Company’s Vice President, General Counsel will determine whether to forward it to the director or directors to whom it is addressed, attempt to handle the inquiry directly (for example, where it is a request for information about the Company or it is a stock-related matter), or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

If the subject matter involves a matter relating to accounting, internal accounting controls or auditing matters, the Vice President, General Counsel will report the matter to the Chair of the Audit Committee and also advise the Chief Executive Officer and Chief Financial Officer. The Chair of the Audit Committee and the Chief Executive Officer will determine what action, if any, should be taken. The Office of the Corporate Secretary and Chair of the Audit Committee will investigate the matter, if necessary, and file a report with the Audit Committee. The Audit Committee, at its discretion, may discuss the matter with the Board of Directors.

The Vice President, General Counsel will maintain a log of all complaints, tracking their receipt, investigation, and resolution and will prepare a periodic summary thereof for the Board of Directors, and the Audit Committee, as appropriate.

Director Nomination Criteria and Process

Directors may be nominated by the Board of Directors in accordance with the Company’s Bylaws or by shareholders in accordance with the procedures specified in Article II, Section 3 of the Company’s Bylaws. The Company’s Corporate Governance and Nominating Committee will consider all nominees, including any submitted by shareholders, for the Board of Directors. The assessment of a nominee’s qualifications will include a review of Board of Director qualifications as described in the Company’s Corporate Governance Guidelines.

As specified in Article II, Section 3 of the Company’s Bylaws, notice of a shareholder nomination for a director nominee to be considered at an Annual Meeting must be in writing and received by the Secretary of the Company at the Company’s principal executive offices, 8100 Denmark Road, Charlotte, North Carolina 28273-5975, no later than 90 days prior to the anniversary of the preceding year’s Annual Meeting. The shareholder’s notice must also set forth, with respect to any director nominee, his or her name, age, business and residential addresses, principal occupation, the class and number of shares of the Company owned by the nominee, the nominee’s consent to being named in the proxy statement and serving if elected, and any other information required by the proxy rules of the Securities and Exchange Commission pursuant to Regulation 14A of the Exchange Act. The notice must also include the name and address of the nominating shareholder as it appears on the Company’s stock transfer records and the class and number of shares of the Company beneficially owned by the nominating shareholder.

The Corporate Governance and Nominating Committee will select qualified nominees and review its recommendations with the full Board of Directors. The Board of Directors will decide whether to invite the nominee to join the Board. The Board believes that greater diversity leads to better corporate governance and that potential nominees should possess a diverse and extensive background of knowledge and both professional and life experience that can support growth, evaluate risk and provide sufficient oversight to the Company. Nominees for director will be selected on the basis of the diversity they bring to the Board, outstanding achievement in their professional careers, broad experience, wisdom, character, integrity, ability to make independent, analytical inquiries and intelligent decisions, sound mature business judgment, understanding of the business environment, willingness to devote adequate time to Board duties and ability to collaborate effectively at the Board level. The Board further believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to its competitors.

The Board will have a majority of directors who meet the criteria for independence required by the NYSE. The Corporate Governance and Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics that the Board seeks in Board members as well as the composition of the Board as a whole. The Board will also evaluate on an annual basis whether members qualify as independent under applicable standards. During the course of a year, directors are expected to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as independent.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the shares of the Company’s Class A Stock and Class B Stock issuable under all of the Company’s equity compensation plans as of January 30, 2016:

(c)

Number of securities
	(a)				remaining available for
			(b)		future issuance under
	Number of securities to				equity compensation
	be issued upon exercise		Weighted-average exercise		plans (excluding
	of outstanding options,		price of outstanding options,		securities reflected
Plan Category	warrants and rights		warrants and rights		in column (a))
Equity compensation plans
approved by security	Class A Stock:	—	Class A Stock:	—	1,357,242 (2)
holders (1)	Class B Stock:	20,127	Class B Stock:	$23.56
Equity compensation plans
not approved by security
holders		—		—	—
Total		20,127		$23.56	1,357,242

(1)	This category includes the 1987 Non-Qualified Stock Option Plan, The Cato Corporation 2013 Incentive Compensation Plan and the 2013 Employee Stock Purchase Plan.

(2)	This amount includes 211,519 shares of Class A Stock available for future issuance under the 2013 Employee Stock Purchase Plan and 1,145,723 shares of Class A Stock available for future issuance under The Cato Corporation 2013 Incentive Compensation Plan.

2015 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program for Named Executive Officers

Pay for performance and retention, both at the corporate and individual levels, is the overriding philosophy behind the design of the compensation program for Named Executive Officers (“NEOs” – see “Summary Compensation Table”) at The Cato Corporation. The Compensation Committee (“Committee”) has established this philosophy to motivate superior individual and team performance among the executives. The elements of the compensation program are designed to reward higher levels of performance, which the Committee believes will attract and retain qualified and high-performing executives and, in turn, result in increased productivity and more effective execution of strategic decisions, leading ultimately to maintaining a competitive edge within the retail industry.

NEOs receive a base salary that recognizes the value of executive talent within the retail marketplace, and these salaries generally increase annually based upon individual and Company performance. The Company also provides NEOs with an annual cash incentive opportunity designed to reward achievement of annual business objectives, which the Committee believes will translate into long-term shareholder value.

The Company grants annual equity incentive awards that allow NEOs the opportunity to accumulate long-term capital in the form of Company stock, which aligns NEOs with shareholder interests and encourages retention through five-year vesting schedules. The Committee’s intent is to continue including annual equity incentive awards as an element of NEO compensation. The Committee also imposes stock ownership requirements for equity incentive awards which provide that all long-term incentive (“LTI”) eligible associates, including NEOs, must maintain a multiple of their base salaries in Company stock before they can sell vested restricted stock.

The Company maintains a nonqualified deferred compensation plan as a competitive measure that the Company believes will assist in attracting and retaining qualified and high-performing associates and to allow associates whose ability to contribute to the Company’s 401(k) plan are limited under discrimination testing to defer current compensation. The plan is generally open to associates in management, including NEOs and all members of the Board of Directors. The Company does not make contributions to the plan.

The Company provides its NEOs with core benefits that are offered to all full-time salaried associates. NEOs do not have formal written employment or change of control agreements (see “Executive Agreements and Potential Payments on Termination or Change of Control”).

Say-on-Pay and Say-on-Frequency Results

The Compensation Committee reviewed the results of the non-binding “say-on-pay” proposal in the fiscal 2013 proxy statement. A substantial majority (98%) of our stockholders who voted on our “say-on-pay” proposal approved our executive compensation as described in our fiscal 2013 Compensation Discussion and Analysis and tabular disclosures. The Compensation Committee did not implement changes as a direct result of the vote. The Compensation Committee will again submit its executive compensation program to a non-binding shareholder “say-on-pay” vote in the fiscal 2016 proxy statement (2017 Annual Meeting).

In light of the voting results with respect to the frequency of shareholder votes on executive compensation at the 2011 Annual Meeting, the Committee decided that the Company will hold an advisory vote on the compensation of named executive officers every three years until the next required vote on the frequency of shareholder votes on executive compensation, which we expect to occur at the Company’s 2017 Annual Meeting.

External Benchmarking for Named Executive Officers

In reviewing the NEOs’ compensation structure, the Committee relies on multiple external benchmarking sources, including (1) a customized peer group of competitors and other retail companies within a reasonable revenue range, and (2) web-based data to stay abreast of current compensation practices and to determine geographic cost of living differences.

Peer Group

In 2015, the Committee added two companies to the peer group and dropped two companies, keeping the peer group at 16. The peer group reflects those companies most comparable to the Company based on several factors, including, for example, revenue, market capitalization, number of stores, number of employees and shareholders’ equity. In addition to these factors, the Company has chosen to include companies that recruit from a similar candidate pool. Citi Trends, Inc. and Express, Inc. were added to the group based on the factors described above. Coldwater Creek Inc. and Wet Seal Inc. were removed from the group after each filed for bankruptcy.

Aeropostale Inc.	The Children’s Place Retail Stores, Inc.	Pacific Sunwear of California Inc.
Ann Taylor Stores Corp.	Christopher & Banks Corp.	Shoe Carnival Inc.
Ascena Retail Group, Inc.	Citi Trends, Inc.	Stage Stores, Inc.
Bebe Stores, Inc.	Destination Maternity Corporation	Stein Mart, Inc.
Buckle Inc.	Express, Inc.
Chicos Fas Inc.	New York & Company Inc.

In 2016, the peer group remained unchanged.

Competitive Positioning of Named Executive Officers

Target total direct compensation is defined as base salary plus target annual cash incentive opportunity plus target annual equity opportunity. For 2015, total direct compensation of NEOs was between the 25th and 75th percentiles of the appropriate market. In 2016, the Committee also established target total direct compensation of NEOs between the 25th and 75th percentiles of the appropriate market.

Total direct compensation for any particular NEO may fall above or below the percentiles discussed above, depending upon the Company’s financial performance and the NEO’s individual performance, experience in the function and/or tenure with the Company. The CEO is compared to the industry peer group based on compatible title match, while the other NEOs are compared to retail survey matches based upon job content. The Committee believes annual equity awards allow it to employ a leveraged pay strategy for NEOs. The CEO’s base salary in 2015 comprised approximately 26% of his target total direct compensation, while the other NEOs’ base salaries ranged from 43% to 45% of their target total direct compensation. The CEO’s base salary in 2016 will comprise approximately 26% of his target total direct compensation, while the other NEOs’ base salaries will comprise approximately 44% of their target total direct compensation.

Annual Base Salary

The Committee believes that annual base salaries should be competitive within the retail industry for jobs of similar size and scope in order to attract and retain talented NEOs. Base salaries serve as the foundation for annual cash incentives (discussed below), which express incentive opportunity as a percentage of annual base salary. NEO base salary levels and potential increases are linked to individual performance. Furthermore, Company financial performance is a consideration when determining salary budgets, which determine annual salary increases for the NEOs and other members of management.

The Committee uses a formal job evaluation methodology to evaluate both the internal and external equity of the NEOs’ base salary levels. Internal equity is considered in order to ensure that NEOs are compensated at an appropriate level relative to other members of executive management, while external equity is a measure of how NEO compensation compares to compensation for comparable jobs at similar companies. The Committee, with the assistance of its outside consultant, intends to periodically review the Company’s NEO positions to assess the relative size of each position, specifically evaluating scope of responsibilities, complexity of the role, and its impact on the success of the business. Once the jobs are valued independently, the next step is to compare them to determine relative relationships. The final step then relates the job evaluation data to market-based pay opportunities. In addition, the Company’s retail peer group proxy data is reviewed annually as another method of evaluating the NEOs’ base salary competitiveness.

Based upon individual performance, in 2015 the continuing NEOs received merit increases to their base salaries from 2014. The CEO received an increase of 2.5% or $28,861, while merit increases for the other continuing NEOs ranged from 2.5% to 4.0% or $10,000 to $15,000. Base salary represented 26% of the CEO’s total compensation for 2015 (as reported in the Summary Compensation Table), and ranged from 42% to 44% for the four continuing NEOs.

Annual Cash Incentive Program

Pursuant to the Company’s 2013 Incentive Compensation Plan (the “Plan”), which allows for a variety of cash and equity-based incentive awards, the Company provides NEOs with annual cash incentive opportunities conditioned upon achievement of consolidated pre-tax, pre-bonus income relative to a pre-established target. NEOs’ annual cash incentives are determined based upon two factors: (1) the degree to which the overall Company’s pre-tax, pre-bonus net income performance target is achieved, and (2) the NEO’s individual performance. The Committee believes establishing annual consolidated pre-tax, pre-bonus income targets focuses NEOs on achieving profitability through top-line revenue growth and margin improvement coupled with expense management.

NEOs have the opportunity to earn from 0% to a maximum percentage of their base salaries, with the CEO’s 2015 maximum potential set at 150% and other NEOs set at 75%. However, NEOs may receive less than their maximum potential (as would normally be calculated solely based upon Company financial performance) if their individual performance does not meet objective goals and expectations during the fiscal year. The Committee believes these maximum bonus opportunities provide sufficient motivation for the NEOs to strive to increase consolidated net income.

For fiscal 2015, the Committee established a consolidated pre-tax, pre-bonus income target as the performance metric for the target annual cash incentive. The Committee has also established a minimum bonus level of 20% of target annual cash incentive if the Company achieves fiscal 2015 consolidated pre-tax, pre-bonus income greater than 80% of fiscal 2014 consolidated pre-tax, pre-bonus income.

For fiscal 2016, the Committee has established a consolidated pre-tax, pre-bonus income target as the performance metric for the target annual cash incentive. The Committee has also established a minimum bonus level of 20% of target annual cash incentive if the Company achieves fiscal 2016 consolidated pre-tax, pre-bonus income greater than 80% of fiscal 2015 consolidated pre-tax, pre-bonus income.

Long-Term Equity Incentives and Ownership Requirements

The Committee currently grants restricted stock to NEOs other than the CEO with a five-year time-based vesting requirement, with 33%, 33% and 34% of the grant vesting on the third, fourth and fifth anniversaries of the grant date, respectively, to increase retention of key employees. The Committee believes that relying on only time-based vesting (when coupled with the annual cash incentive) continues the financial performance incentive of increasing stock appreciation through higher net income, continues to promote ownership and long-term capital accumulation and enhances the long-term retention of key associates by increasing the value of shares subject to the time-based vesting requirements. Mr. Cato receives performance-based LTI awards so that all components of his incentive compensation are tied to financial performance. Performance-contingent granting also preserves the tax deductibility of the awards under Section 162(m) of the Internal Revenue Code and eliminates the potential need to reverse expenses that are associated with performance-based vesting in the event a non-market based performance goal is not achieved. If an NEO terminates employment for any reason, the LTI award is forfeited to the extent it is not vested. Discretionary exceptions to forfeiture may be approved by the Committee (e.g., upon normal retirement).

To encourage management ownership of Company stock and thus further align their interests with shareholders, the Committee also established stock ownership requirements for LTI awards (i.e., a recipient cannot sell vested stock unless his/her ownership requirement is achieved and maintained, except for the payment of tax exception noted below). NEOs (as well as other LTI eligible associates) can satisfy these requirements through ownership of stock acquired with personal funds (including the exercise of stock options and stock held in the Employee Stock Purchase Plan) or by retaining vested restricted stock.

The Company’s current restricted stock ownership requirements vary depending upon position. The CEO must hold Company stock with a fair market value equal to at least 600% of his then base salary and the other NEOs must hold Company stock with a fair market value equal to at least 300% of their then base salary. The single exception to this ownership requirement is that up to 45% of vesting restricted stock may be sold to meet tax liabilities associated with that vesting. In setting these ownership requirements, the Committee relied upon prevalent data from its outside compensation consultant regarding the general market. While the Committee chose to set the CEO’s ownership requirement higher than what was most prevalent for the general market, the other NEOs’ ownership requirements were established based upon the most prevalent multiples in the survey. The CEO and CFO already have achieved the ownership requirements.

LTI award targets are expressed as a percent of base salary–140% for the CEO, and range from 50% to 60% for the remaining four NEOs. Under the Plan, the number of restricted shares granted to NEOs and other eligible associates are determined using the rolling average 90-day price set within the 30 days prior to the Compensation Committee meeting where the broad-based annual LTI award is approved. This methodology smoothes fluctuations in stock price, which could otherwise significantly impact the share calculation. Individual performance, based upon input from the CEO and/or Compensation Committee, can adjust final award payouts up or down.

The Committee believes that LTI equity awards offer balance among the following goals of the Company’s LTI strategy:

●	Promote retention through the five-year vesting schedule and full-value nature of the equity award;
●	Promote ownership and long-term capital accumulation with full-value stock awards;
●	Incent financial performance to promote share price appreciation; and
●	Facilitate improved market-competitive total direct compensation by adding an equity component to the NEO target total cash compensation.

At its March 2015 meeting, the Committee certified that the performance measures for Mr. Cato’s May 2015 grant at the full LTI award target were met.

Also, at its March 2015 meeting, the Committee established a performance-based grant for Mr. Cato with a target of 2015 consolidated net income of at least 50% of 2014 consolidated net income for the May 2016 LTI award. At the same meeting, the Committee also granted LTI awards based on the full LTI award targets to NEOs besides Mr. Cato and non-NEOs that are subject only to five-year time-based vesting and previously described ownership requirements.

At its March 2016 meeting, the Committee certified that the performance measures for Mr. Cato’s May 2016 grant at the full LTI award target were met.

Also, at its March 2016 meeting, the Committee established a performance-based grant for Mr. Cato with a target of 2016 consolidated net income of at least 50% of 2015 consolidated net income for the May 2017 LTI award. At the same meeting, the Committee also granted LTI awards based on the full LTI award targets to NEOs besides Mr. Cato and non-NEOs that are subject only to five-year time-based vesting and previously described ownership requirements.

The Compensation Committee granted full awards in 2015 and 2016 to Mr. Cato, NEOs and non-NEOs to provide increased retention of key employees, maintain competitive compensation packages and further align employee goals with the long-term goals of the company.

Stock option grants under the Plan cannot have exercise prices set at less than 100% of fair market value of the Company’s stock on grant date. The Plan defines “fair market value” as the average of the high and low share price on the grant date. The grant date for all broad-based LTI awards occurs on a pre-established future date set by the Committee. However, within guidelines established by the Committee, the CEO may make LTI awards in the case of new hires and promotions not involving NEOs, and the Committee shall ratify such awards provided they are consistent with established guidelines.

Nonqualified Deferred Compensation

The Company offers certain associates, generally management level and above, including NEOs, and all members of the Board of Directors the opportunity to participate in a nonqualified deferred compensation plan, which is an unsecured nonqualified defined contribution plan. The Deferred Compensation Plan allows participants to defer a maximum of 50% of their base salary and 100% of any bonuses paid, or in regard to Directors, 100% of the fees earned for board and committee services. Elections to participate in the Deferred Compensation Plan and the percentage of compensation to defer are made by participants on an annual basis, prior to the beginning of the year in which the compensation is earned. The Company does not currently make any contributions to the Deferred Compensation Plan.

The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant plus earnings (or minus losses). In accordance with tax requirements, the assets of the Deferred Compensation Plan are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the participant. Investment option transfers may be made daily. The plan offers investment options similar to those available to participants in the Company’s 401(k) plan including fixed income funds, domestic and international equity funds, blended funds and pre-allocated lifestyle fund investments. Earnings and gains or losses on each deemed investment are credited or debited to each participant’s account on a monthly basis based on the actual performance of the funds in which the participant is deemed invested. The participants are 100% vested in their contributions and all earnings on those contributions.

A “Rabbi Trust” was established to provide a funding vehicle for the nonqualified obligations to the participants and this trust holds life insurance policies on some of the plan participants. The Company contributes cash to these life insurance policies in amounts equal to the compensation deferred by plan participants. The cash value of the life insurance policies is allocated among funds that are similar to the funds offered to participants as investments under the plan. Distributions from the plan may be made from the cash surrender value investments or from Company funds.

Deferred account balances are distributed to the plan participants in accordance with elections made by the participant at the time the deferral is made, subject to Section 409A of the Code. A participant may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, an unforeseeable emergency or a change of control, each of the last two events as defined in Section 409A of the Code. A participant may also elect to receive distributions while still employed by the Company if he or she elects to have in-service or education distributions, made at a date specified by the participant.

Benefits and Perquisites

The Company provides NEOs with core benefits offered to its other full-time associates (e.g., medical, dental, vision care, prescription drugs, basic life insurance, short-term disability, long-term disability, 401(k), profit sharing, employee stock ownership plan, and employee stock purchase plan). In addition, NEOs and all salaried associates receive relocation assistance. The Company does not provide any other perquisites, including, for example, country club memberships, airplane usage or car allowances.

The Committee’s overall benefits philosophy for NEOs focuses on providing basic core benefits, with NEOs using their own cash compensation to obtain such other services as they individually determine appropriate.

Benefits and perquisites provided to the NEOs are summarized in the Summary Compensation Table. The CEO did not receive perquisites in 2015 with a total value equal to or greater than $10,000.

Executive Agreements and Potential Payments on Termination or Change of Control

The Company does not have individual employment agreements with NEOs, and the Committee does not intend to commence this practice in 2016. No NEO has specific change of control benefits or protection different from any other salaried associate. Change of control treatment for NEOs will follow standard Company policies as outlined in LTI award agreements and the Plan (see “Potential Payments Upon Termination or Change in Control” below).

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation in excess of $1 million paid to any NEO. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance-based” as defined in Section 162(m). The Company’s LTI program currently provides for time-based vesting for all participants except the CEO, whose awards are subject to performance-based vesting.

In addition to Section 162(m), the Committee, with the assistance of management, considered other tax and accounting provisions in developing the pay programs for our NEOs, including the CEO. These include the accounting treatment of various types of equity-based compensation under Financial Accounting Standards Board Accounting Standards Codification Topic 78, as well as the overall income tax rules applicable to various forms of compensation. Nevertheless, the focus in the design of the NEO compensation program was to retain and motivate NEOs, not to achieve tax or regulatory advantages.

Engagement and Use of Independent Compensation Consultants

The Compensation Committee’s charter provides the Committee with the authority to engage compensation consultants (and other advisors) as it deems appropriate to assist with the performance of its duties.

The Committee has used Hay Group, a global human resource and compensation consulting firm, as an independent advisor concerning executive compensation since 2006 and intends to use an independent advisor periodically in the future. Additionally, with approval of the Committee, the consultant has interacted in the past directly with senior members of the executive team on job analysis, provision of market data, and program design. The consultant’s primary contact with management is the Senior Vice President, Human Resources & Chief Legal Officer, who serves as the liaison with other members of management, as needed. Interaction with management occurs mainly to provide the consultant with Company data and a better understanding of the Company’s pay policies and practices, which will assist them with the consulting engagement. The Compensation Committee has assessed the independence of Hay Group pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Hay Group from independently representing the Compensation Committee.

Role of Executives in Establishing Compensation

Members of management are essential in providing input to the Compensation Committee throughout the year concerning the effectiveness of the executive compensation program, selection of performance criteria, financial performance of the Company, and performance of individual executives. The Chief Executive Officer, Chief Financial Officer and Senior Vice President, Human Resources & Chief Legal Officer are the key members of management who advise the Committee and supply needed and accurate information. The Committee regularly invites them to attend Committee meetings, participate in the presentation of materials, and facilitate discussions concerning management’s perceptions of the executive compensation programs and general views concerning a variety of compensation issues. Additional senior members of management participate in meetings as requested by the Committee. However, the Committee makes final decisions concerning all aspects of NEO compensation, including the design, structure and levels of NEO compensation, including salary increases, performance measures and targets, variable pay targets as a percent of base salaries, determination of annual incentive bonus payouts based upon individual and Company performance, and determination of LTI awards.

Compensation Committee Report

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended January 30, 2016.

Compensation Committee Members:

D. Harding Stowe, Chair
Bailey W. Patrick
Edward I. Weisiger, Jr.

Summary Compensation Table

						Non-Equity
				Stock	Option	Incentive Plan	All Other
				Awards	Awards	Compensation	Compensation
		Salary	Bonus	($)	($)	($)	($)	Total
Name and Principal Position	Year	($)	($)	(1),(2)	(3)	(4)	(5)	($)
John P. D. Cato	2015	1,176,073	—	1,586,534	—	1,615,188	213,316	4,591,111
Chairman, President &	2014	1,147,388	—	1,469,622	—	1,731,641	217,059	4,565,710
Chief Executive Officer	2013	1,119,402	—	1,210,583	86,747	462,897	36,132	2,915,761

John R. Howe	2015	416,250	—	238,550	—	286,650	38,797	980,247
Executive Vice President & Chief	2014	401,250	—	218,090	—	303,750	51,631	974,721
Financial Officer	2013	386,250	—	191,637	—	80,145	7,494	665,526

Sally J. Almason	2015	431,875	—	207,385	—	296,888	35,342	971,490
Executive Vice President	2014	419,375	—	191,055	—	316,875	50,966	978,271
Merchandising, Cato & Versona	2013	407,500	—	170,362	—	84,255	10,521	672,638
Concepts

M. Tim Greer	2015	361,500	—	173,765	—	248,430	29,222	812,917
Executive Vice President Director	2014	351,000	—	159,387	—	265,500	45,293	821,180
of Stores	2013	339,000	—	140,535	—	70,281	7,863	557,679

Gordon D. Smith	2015	327,500	—	157,054	—	225,225	27,676	737,455
Executive Vice President Chief	2014	317,500	—	144,471	—	240,000	41,474	743,445
Real Estate & Store Development	2013	307,500	—	127,766	—	63,705	6,901	505,872
Officer

____________________

(1)	The amounts shown in this column represent the aggregate grant date fair value of current year grants of restricted shares of Cato Class A Stock, as computed in accordance with FASB ASC Topic 718. Grants of restricted stock in 2013 were made under the 2004 Amended and Restated Incentive Compensation Plan. Grants in 2014 and 2015 were made under the 2013 Incentive Compensation Plan. Grants were not subject to performance criteria but are subject to a five-year vesting schedule except for Mr. Cato, whose May 1, 2013, May 1, 2014 and May 1, 2015 grants were subject to a performance measure and the five-year vesting schedule. Plan participants have the right to all dividends during the restricted period and current year dividends are included under All Other Compensation.

(2)	Assumptions related to the valuation of restricted stock and options are incorporated by reference to the footnotes of the Company’s financial statements in its Annual Report on Form 10-K.

(3)	The amounts shown in this column represent the grant date fair value of options to purchase 20,127 shares of Class B stock granted to Mr. Cato on May 1, 2013 under the 1987 Non-Qualified Stock Option Plan, as computed in accordance with FASB ASC Topic 718.

(4)	The amounts shown in this column constitute the cash Annual Incentive Bonus made to each Named Executive Officer based on established criteria under the 2013 Incentive Compensation Plan.

(5)	The amounts shown in this column represent amounts of Company matching contributions and profit sharing contributions to the Named Executive Officer’s 401(k) accounts, Company contributions to the Named Executive Officer’s account under the Company’s Employee Stock Ownership Plan (the “ESOP”), dividends received during the year by the Named Executive Officer on unvested restricted stock and amounts imputed to the Named Executive Officer for life insurance coverage under the Company’s Group Term Life Insurance program. The amount of 401(k) matching contributions were determined according to provisions as outlined in the Company’s 401(k) Plan documents and as approved by the Compensation Committee. The amount of ESOP contributions were determined according to provisions as outlined in the ESOP plan documents. The cumulative contributions to the ESOP were determined pursuant to each annual performance criteria approved by the Compensation Committee under the 2013 Incentive Compensation Plan. The amounts imputed under the Group Term Life Insurance plan are calculated under IRS guidelines and are based on life insurance coverage of two times the annual salary of the Named Executive Officer capped at a coverage limit of $350,000.

The amount of each component of All Other Compensation for each Named Executive Officer is as follows:

Fiscal 2015 All Other Compensation

			Imputed Group
	401(k) Matching	ESOP	Term Life	Restricted Stock	Total All Other
	Contributions	Contributions	Insurance Costs	Dividends	Compensation
Name	($)	($)	($)	($)	($)
Mr. Cato	3,159	2,975	3,639	203,543	213,316
Mr. Howe	4,833	2,975	828	30,161	38,797
Ms. Almason	3,178	2,975	2,376	26,813	35,342
Mr. Greer	3,043	2,975	828	22,376	29,222
Mr. Smith	3,043	2,975	2,376	19,282	27,676

Grants of Plan-Based Awards in Fiscal 2015

								Grant Date
								Fair Value
								of Stock
		Estimated Possible Payouts Under			Estimated Future Payouts Under			and
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Option
		(1)			(2)			Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum	($)
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(3)
John P. D. Cato	3/23/2016	-0-	1,774,932	1,774,932
	5/1/2015				-0-	40,064	40,064	1,586,534
John R. Howe	3/23/2016	-0-	315,000	315,000
	5/1/2015				-0-	6,024	6,024	238,550
Sally J. Almason	3/23/2016	-0-	326,250	326,250
	5/1/2015				-0-	5,237	5,237	207,385
M. Tim Greer	3/23/2016	-0-	273,000	273,000
	5/1/2015				-0-	4,388	4,388	173,765
Gordon D. Smith	3/23/2016	-0-	247,500	247,500
	5/1/2015				-0-	3,966	3,966	157,054
____________________

(1)	The amounts shown constitute the cash Annual Incentive Bonus potential for each Named Executive Officer based on established criteria under the 2013 Incentive Compensation Plan.

(2)	For Messrs. Cato, Howe, Greer, Smith and Ms. Almason, the amounts shown represent Class A restricted stock awards under the 2013 Incentive Compensation Plan.

(3)	For Messrs. Cato, Howe, Greer, Smith and Ms. Almason, the fair market value of the Company’s stock on the grant date of May 1, 2015 as traded on the New York Stock Exchange on May 1, 2015, was determined by averaging the high of the day ($39.88) and the low of the day ($39.32).

All restricted stock awards made during fiscal year 2015 were of Class A Stock. All of the awards are subject to a five-year vesting requirement with 33%, 33% and 34% of the grant vesting on the third, fourth and fifth anniversaries of the grant date, respectively. The awards are subject to forfeiture if the named executive terminates employment with the Company. Each grantee is required to own a certain multiple of their base salary before being able to sell the restricted stock. However, each grantee may sell up to 45% of vesting restricted stock to meet associated tax liabilities.

Outstanding Equity Awards at 2015 Fiscal Year-End

	Option Awards				Stock Awards
					Number of	Market Value
	Number of	Number of			Shares or	of Shares
	securities	securities			Units of	or Units of
	underlying	underlying			Stock That	Stock That
	unexercised	unexercised	Option		Have Not	Have Not
	options	options	exercise	Option	Vested	Vested
	exercisable (#)	unexercisable (#)	price	expiration	(#)	($)
Name	(1)	(1)	($)	date	(2)	(3)
John P. D. Cato	—	20,127	23.56	5/1/2023	172,035	6,938,172
John R. Howe					25,718	1,037,207
Sally J. Almason					22,749	917,467
M. Tim Greer					18,971	765,100
Gordon D. Smith					16,636	670,930
____________________

(1)	The option awards shown for Mr. Cato are Class B Stock.

(2)	All stock awards shown are restricted stock grants and are Class A Stock.

(3)	The closing market value of the Company’s stock was $40.33 on the last trading day of the fiscal year, January 29, 2016.

Option Exercises and Stock Vested in Fiscal 2015(1)

	Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
Name	(#)	($) (2)
John P. D. Cato	30,400	1,203,840
John R. Howe	3,687	146,005
Sally J. Almason	3,617	143,233
M. Tim Greer	3,089	122,324
Gordon D. Smith	1,692	67,003
____________________

(1)	No options were exercised in fiscal 2015.

(2)	The fair market value of the Company’s stock on the vesting date of May 1, 2015, as traded on the New York Stock Exchange on May 1, 2015, was determined by averaging the high of the day ($39.88) and the low of the day ($39.32).

Nonqualified Deferred Compensation for Fiscal 2015

	Executive		Aggregate		Aggregate
	Contributions	Company	Earnings in	Aggregate	Balance at
	in Last FY	Contributions	Last FY	Withdrawals/	Last FYE
	($)	in Last FY	($)	Distributions	($)
Name	(1)	($)	(2)	($)	(3)
John P.D. Cato	—	—	—	—	—
John R. Howe	392,041	—	(36,931)	—	987,938
Sally J. Almason	—	—	—	—	—
M. Tim Greer	132,608	—	(17,279)	—	648,511
Gordon D. Smith	—	—	—	—	—
____________________

(1)	Represents the named executive officer’s deferrals to the Nonqualified Deferred Compensation Plan. These amounts are included in the Summary Compensation Table under “Salary” and “Non-Equity Incentive Compensation” or both, as applicable.

(2)	These amounts are not reported in the Summary Compensation Table as the earnings included in this column are based on the investment options selected by the NEO, and do not include above-market or preferential earnings.

(3)	For Mr. Howe, $917,470 of the aggregate balance was reported in a Summary Compensation Table for previous years and for Mr. Greer, $604,155 of the aggregate balance was reported in a Summary Compensation Table for previous years.

Please see “Compensation Discussion and Analysis — Nonqualified Deferred Compensation” for a description of the Company’s Nonqualified Deferred Compensation Plan.

Potential Payments Upon Termination or Change in Control

Upon any change in control, all unvested restricted stock awards would immediately vest. Therefore, if any change in control had occurred on January 30, 2016, the following table shows the number of shares that would have vested and the value of those shares for each NEO based on the closing market value of the Company’s stock of $40.33 on the last trading day of the fiscal year, January 29, 2016.

	Shares That Would
	Have Vested Upon a
	Change in Control	Vesting Value
Name	#	($)
John P.D. Cato	172,035	6,938,172
John R. Howe	25,718	1,037,207
Sally J. Almason	22,749	917,467
M. Tim Greer	18,971	765,100
Gordon D. Smith	16,636	670,930

FISCAL YEAR 2015 DIRECTOR COMPENSATION

			Change in Pensions
	Fees Earned	Stock	Value and Nonqualified
	or Paid	Awards	Deferred Compensation	All Other
	in Cash	($)	Earnings	Compensation	Total
Name	($)	(1),(2)	($)	($)	($)
Thomas B. Henson (3)	55,000	46,190	(9,964)	—	91,226
Bryan F. Kennedy, III (3)	60,000	46,190	(8,485)	—	97,705
Thomas E. Meckley	63,500	46,190	—	—	109,690
Bailey W. Patrick	49,000	46,190	—	—	95,190
D. Harding Stowe	54,000	46,190	(2,563)	—	97,627
Edward I. Weisiger, Jr.	47,500	46,190	—	—	93,690
____________________

(1)	All stock awards shown are stock grants of Class A Stock.

(2)	For Messrs. Henson, Kennedy, Meckley, Patrick, Stowe and Weisiger, the amount represents the fair market value of 1,239 shares, as computed in accordance with FASB ASC Topic 718, of the Company’s stock granted on June 1, 2015, as traded on the New York Stock Exchange on June 1, 2015, and was determined by averaging the high of the day ($37.76) and the low of the day ($36.80).

(3)	Messrs. Henson and Kennedy deferred $55,000 and $60,000, respectively, of their compensation pursuant to the Company’s Deferred Compensation Plan during 2015. The deferred portion of their compensation is included in the amount shown in the “Fees Earned or Paid in Cash” column above.

Directors who are not employees of the Company receive a fee for their services of $40,000 per year. Each non-employee director is paid $1,500 for attending each Board of Directors meeting and each committee meeting scheduled other than in conjunction with a regularly scheduled Board of Directors meeting. The Committee Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee receive an additional $5,000 per year. The Committee Chair of the Audit Committee receives an additional $10,000 per year.

The Committee approved stock awards valued at $50,000. The number of shares granted on June 1, 2015 is determined using the rolling average 90-day price set within the 30 days prior to the Compensation Committee meeting. The Company believes this methodology smoothes fluctuation in stock price, which could otherwise significantly impact the share calculation. The 90-day average price was $40.34 and was calculated using stock prices between October 15, 2014 and February 24, 2015. The resulting 1,239 shares per Director were not subject to vesting requirements or any other restrictions. The Committee intends to grant similar stock awards in future years. All subsequent grants will be effective June 1 each year.

Directors are reimbursed for reasonable expenses incurred in attending director meetings and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

The Company reviews all relationships and transactions in which the Company and its directors, executive officers, nominees or beneficial owners of more than 5% of any class of the Company’s stock or their immediate family members have a direct or indirect material interest. Cato’s internal controls require the Chief Financial Officer to review and approve all such related person transactions. Thereafter, the Company’s Audit Committee, in accordance with its charter, reviews all related person transactions required to be disclosed. The Related Person Policy for the Company is set forth in the Audit Committee Charter.

Related Person Transactions

During fiscal 2015, there were no transactions between the Company and any related person that met the requirements for disclosure.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, during the fiscal year ended January 30, 2016, all Section 16(a) filing requirements applicable to its executive officers and directors and any greater than 10% beneficial owners were met.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as independent auditor to examine the Company’s financial statements for the fiscal year ended January 28, 2017. This selection is being presented to the shareholders for their ratification at the Annual Meeting. PricewaterhouseCoopers LLP audited the Company’s financial statements for the fiscal years ended January 31, 2004 through January 30, 2016. A representative of PricewaterhouseCoopers LLP is expected to attend the meeting, respond to appropriate questions from shareholders present at the meeting and, if such representative desires, to make a statement. The affirmative vote of a majority of the votes present or represented at the Annual Meeting and entitled to vote by the holders of Class A Stock and Class B Stock, voting as a single class, is required to approve the proposal.

The directors recommend that shareholders vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor.

Audit Committee Report

Management is responsible for the Company’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility for safeguarding the Company’s assets and for the integrity of the accounting and reporting practices of the Company and such other duties as directed by the Board. As set forth in the Audit Committee Charter, the Audit Committee is not responsible for conducting audits or preparing or determining whether the Company’s financial statements are accurate or complete or conform with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of audited financial statements to accounting principles generally accepted in the United States of America.

In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed the audited financial statements for the year ended January 30, 2016 with management and the independent registered public accounting firm. The Audit Committee also discussed with management and the independent registered public accounting firm the adequacy of the Company’s internal controls, and discussed with management the effectiveness of the Company’s disclosure controls and procedures used for periodic public reporting. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope and identification of audit risks. The Audit Committee has discussed with the independent registered public accounting firm the communications required by the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by the Ethics and Independence Rule 3526 titled “Communication with Audit Committees Concerning Independence” and discussed with the independent registered public accounting firm their independence from the Company and its management. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence.

Based on the reviews and discussions mentioned above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended January 30, 2016 be included in the Company’s Annual Report to shareholders and Annual Report on Form 10-K to the Securities and Exchange Commission.

Audit Committee Members:

Thomas E. Meckley (Chair)
Thomas B. Henson
Bryan F. Kennedy

Audit Fees

PricewaterhouseCoopers LLP audited the Company’s consolidated financial statements for the fiscal years ended January 30, 2016 and January 31, 2015. The aggregate fees paid to PricewaterhouseCoopers LLP for all professional services rendered for fiscal years ended January 30, 2016 and January 31, 2015 were:

	Fiscal Year Ended	Fiscal Year Ended
	January 30, 2016	January 31, 2015
Audit Fees (1)	$783,000	$703,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	$190,000	$220,000
All Other Fees	$3,000	—
	$976,000	$923,000
____________________

(1)	“Audit Fees” represent fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements included in our Annual Reports on Form 10-K, the review of financial statements included in our Quarterly Reports on Form 10-Q and any services normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)	“Audit-Related Fees” represent fees for assurance and related services rendered by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These amounts consist of audits of subsidiaries and expenses related thereto.

(3)	“Tax Fees” represent fees for professional services rendered by PricewaterhouseCoopers LLP for tax compliance related to the filing of the Company’s federal income tax return, assistance with a federal income tax audit, tax advice and tax planning related to foreign, state and local tax.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair the auditor’s independence from the Company. Accordingly, the Audit Committee has adopted procedures and conditions under which services proposed to be performed by the independent registered public accounting firm must be pre-approved.

Pursuant to this policy, the Audit Committee will consider annually and approve the terms of the audit engagement. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee subject to pre-set fee limits. If a category of services is so approved, the Audit Committee will be regularly updated regarding the status of those services and the fees incurred. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company’s independent registered public accounting firm and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval of the Chair of the Audit Committee, or another member of the Audit Committee designated by the Chair. If the Chair or his designee approves a permissible non-audit service, that decision is required to be presented at the next meeting of the Audit Committee. Prior to approving any services, the Audit Committee considers whether the provision of such services is consistent with the SEC’s rules on auditor independence and is compatible with maintaining the auditor’s independence. All of the Company’s Audit-Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS

Shareholders who intend to present proposals for consideration at next year’s Annual Meeting are advised that, pursuant to rules of the Securities and Exchange Commission, any such proposal must be received by the Secretary of the Company at the Company’s principal executive offices, 8100 Denmark Road, Charlotte, North Carolina 28273-5975 no later than the close of business on December 19, 2016 if such proposal is to be considered for inclusion in the proxy statement and proxy appointment form relating to that meeting. Only persons who have held beneficially or of record at least $2,000 in market value, or 1% of the combined class of Class A Stock and Class B Stock, for at least one year on the date the proposal is submitted and who continue in such capacity through the meeting date are eligible to submit proposals to be considered for inclusion in the Company’s proxy statement. In addition, the Company may direct the persons named in the Company’s Annual Meeting proxy to exercise discretionary voting authority to vote against any matter, without any disclosure of such matter in the Company’s proxy statement, unless a shareholder provides notice of the matter pursuant to the procedures specified in Article II, Section 4 of the Company’s Bylaws. Such notice must be received by the Secretary of the Company at the Company’s principal executive offices as described above in this paragraph not later than ninety days prior to the anniversary date of the immediately preceding Annual Meeting. The shareholder’s notice must set forth, as to each matter of business proposed for consideration, a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the name and address, as they appear on the Company’s stock transfer records, of the proposing shareholder, the class and number of shares of the Company’s stock beneficially owned by the proposing shareholder, and any material interest of the proposing shareholder in the proposed business.

OTHER MATTERS

The Board of Directors of the Company knows of no matters that will be presented for consideration at the meeting other than those set forth in this Proxy Statement. However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy to vote on them in accordance with their best judgment.

For the Board of Directors
THE CATO CORPORATION

CHRISTIN J. REISCHE
Assistant Secretary

April 18, 2016

CLASS A COMMON STOCK

THE CATO CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John P. D. Cato and Christin J. Reische, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated on the reverse side of this card, all of the shares of Class A Common Stock of The Cato Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of The Cato Corporation to be held on May 19, 2016 and at any and all adjournments thereof. The Board recommends a vote FOR the following items:

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

THE CATO CORPORATION

May 19, 2016

CLASS A COMMON STOCK

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.catofashions.com/info/investor-relations

Please sign, date and mail
your vote authorization
form in the envelope
provided as soon as
possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
"FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:
NOMINEES:
☐	FOR ALL NOMINEES	◯ D. Harding Stowe ◯ Edward I. Weisiger, Jr.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for fiscal year ending January 28, 2017.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY SO AS TO INSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

THE CATO CORPORATION

May 19, 2016

CLASS A COMMON STOCK

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.catofashions.com/info/investor-relations

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
"FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:
NOMINEES:
☐	FOR ALL NOMINEES	◯ D. Harding Stowe ◯ Edward I. Weisiger, Jr.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for fiscal year ending January 28, 2017.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY SO AS TO INSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CLASS B COMMON STOCK

THE CATO CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John P. D. Cato and Christin J. Reische, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated on the reverse side of this card, all of the shares of Class B Common Stock of The Cato Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of The Cato Corporation to be held on May 19, 2016 and at any and all adjournments thereof. The Board recommends a vote FOR the following items:

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

THE CATO CORPORATION

May 19, 2016

CLASS B COMMON STOCK

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.catofashions.com/info/investor-relations

Please sign, date and mail
your vote authorization
form in the envelope
provided as soon as
possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
"FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:
NOMINEES:
☐	FOR ALL NOMINEES	◯ D. Harding Stowe ◯ Edward I. Weisiger, Jr.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for fiscal year ending January 28, 2017.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY SO AS TO INSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

THE CATO CORPORATION

May 19, 2016

CLASS B COMMON STOCK

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.catofashions.com/info/investor-relations

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
"FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:
NOMINEES:
☐	FOR ALL NOMINEES	◯ D. Harding Stowe ◯ Edward I. Weisiger, Jr.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for fiscal year ending January 28, 2017.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY SO AS TO INSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.